                                                                   Exhibit 3.206

INSTRUCTIONS: File in DUPLICATE with the Secretary of State, State Capitol, Little Rock, AR 72201-1094 with payment of fees. Duplicate copy will be returned to the corporation at the listed address.

PLEASE TYPE OR PRINT

                STATE OF ARKANSAS - OFFICE OF SECRETARY OF STATE
                            ARTICLES OF INCORPORATION
                                       OF
                        EMCARE CONTRACT OF ARKANSAS, INC.

      The undersigned, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 958 of 1987), adopt the following articles of incorporation of such Corporation:

      FIRST: The Name of the Corporation is:

                        EMCARE CONTRACT OF ARKANSAS, INC.

      Must contain the word "Corporation", "Incorporated", "Company", "Limited", or the abbreviation "Corp.", "Inc.", "Co.", or "Ltd." or words or abbreviations of like import in another language.

      SECOND: The aggregate number of shares which the corporation shall have the authority to issue is 1,000 share.

      The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                                    PAR VALUE PER SHARE OR
NUMBER OF                                                           STATEMENT THAT SHARES
 SHARES                 CLASS          SERIES (IF ANY)              ARE WITHOUT PAR VALUE
---------               -----          ---------------              -----------------------
1,000                   Common             N/A                              $0.01

THIRD: The initial registered office of this corporation shall be located at 101 South Spring Street, Little Rock, AR 72201 and the name of the initial registered agent of this corporation at that address is National Registered Agents, Inc. of AR.

FOURTH: The name and address of each incorporator is as follows:

     NAME                                     ADDRESS

Scott W. Roloff               1717 Main Street, 52nd Fl., Dallas, TX 75201

FIFTH: The nature of the business of the corporation and the object or purposes proposed to be transacted, promoted or carried on by it, are as follows:

(a) The primary purpose of the corporation shall be to provide non-medical services to hospitals.

(b) To conduct any other business enterprise not contrary to law.

(c) To exercise all of the powers enumerated in Section 4-27-302 of the Arkansas Business Corporation Act.

SIXTH:  EXECUTED this 27th day of August 1998.

                                                /s/ Scott W. Roloff
                                                ------------------------------
                                                Scott W. Roloff   Signature
                                                Incorporator

      Title (Pres., other officer, Chairman of the Board or by Incorporator pending election of corporate officers)

                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.

     Corporation and UCC Records - Elections - Capitol Building and Grounds

ARKANSAS SECRETARY OF STATE
SHARON PRIEST

State Capitol - Little Rock, Arkansas 72201-1094 - 501.682.1010

                      NOTICE OF CHANGE OF REGISTERED OFFICE
                          OR REGISTERED AGENT, OR BOTH

To:  Sharon Priest
Secretary of State
Corporations Division
State Capitol
Little Rock, Arkansas 72201-1094

      Pursuant to the Corporation Laws of the State of Arkansas, (Act 958 of
1987), the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.

                                                  [  ] Foreign      [x] Domestic

1.    Name of corporation: EMCARE CONTRACT OF ARKANSAS, INC.

2. Street address of present registered office: Suite 1202, 323 Center St. Little Rock, AK 72201

3. Street address to which registered office is to be changed: 120 East Fourth Street, Little Rock, AR 72201

4.    Name of present registered agent: National Registered Agents Inc.

5.    Name of successor registered agent: Corporation Service Company

I, Corporation Service Company, hereby consent to serve as registered agent for this corporation.

/s/ Deborah D. Skipper
-----------------------------
Successor Agent
Deborah D. Skipper
Asst. V. Pres.

A letter of consent from successor agent may be substituted in lieu of this signature.

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

MUST BE FILED IN DUPLICATE

A copy bearing the file marks of the Secretary of State shall be returned.

If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

Dated  Aug. 14  2002.

                                               /s/ Laura R. Dunlap
                                               -----------------------------
                                               Laura R. Dunlap
                                              Signature of Authorized Officer

                                             Laura R. Dunlap, Attorney in Fact
                                                  Title of Authorized Officer

                                                ________________________________
                                                Secretary or Assistant Secretary

Fee  $25.00

                      NOTICE OF CHANGE OF REGISTERED OFFICE
                             BY THE REGISTERED AGENT
                                FOR A CORPORATION

To: Sharon Priest
    Secretary of State
    Corporation Division
    State Capitol
    Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, the undersigned registered agent submits the following statement for the purpose of changing its registered office for the below named corporation in the state of Arkansas.

                                                                     [ ] Foreign
                                                                   [x] Domestic.

1.    Name of Corporation: EMCARE CONTRACT OF ARKANSAS, INC.

2. Address of its present registered office: 101 South Spring Street, Little Rock, AR 72201 Street Address, City, State, Zip

3. Address to which registered office is to be changed: The Tower Building, 323 Center Street, Suite 1202, Little Rock, AR 72201 Street Address, City, State, Zip

4. Name of the present registered agent: National Registered Agents, Inc. of AR

5. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

6. The above named corporation has been notified of the change of address of its registered office.

Dated:  March 26, 2002

                                          National Registered Agents, Inc. of AR

                                                     /s/ Dennis E. Howarth
                                                     ---------------------------
                                                     Dennis E. Howarth
                                                     Name of Authorized Officer

                                                     President
                                                     Title of Authorized Officer